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Exhibit 23.3

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

        We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 (the "Registration Statement") of Mines Management, Inc. (the "Company") , and any future prospectus, amendments or supplements thereto, of mineralization or resources and other analyses performed by us in our capacity as an independent consultant to Mines Management, Inc. (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to all references to us contained in such Registration Statement, under the heading "Experts," including in any future prospectus, amendments or supplements thereto.

MINE DEVELOPMENT ASSOCIATES INC.
By:	/s/ STEVE RISTORCELLI Steve Ristorcelli Authorized Person

August 26, 2013

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053

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  Exhibit 23.3
CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.